UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 16, 2005

                             Tamarack Ventures, Inc.
             (Exact name of registrant as specified in its charter)



           Nevada                  000-50774                   41-2052984
(State or Other Jurisdiction   (Commission File             (I.R.S. Employer
       of Incorporation)            Number)              Identification Number)

             12520 High Bluff Drive, Suite 260, San Diego, CA 92130
               (Address of principal executive offices) (zip code)

                                 (858) 720-8000
              (Registrant's telephone number, including area code)

                                   Copies to:
                               Marc J. Ross, Esq.
                              David Schubauer, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

                           21 Falcon Avenue, Box 1135
                              Manitouwadge, Ontario
                                 Canada POT 2CO
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On March 17, 2005, Tamarack Ventures, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") with AICI, Inc., a Nevada corporation and a wholly owned subsidiary of the Company, Administration for International Credit and Investment, Inc., an Oregon corporation ("AICI"), and the shareholders of AICI (the "AICI Shareholders"). Pursuant to the Agreement, the Company acquired all of the outstanding equity stock of AICI from the AICI Shareholders. As consideration for the acquisition of AICI, the Company agreed to issue 21,875,566 shares of the Company's common stock to the AICI Shareholders. These issuances are exempt from registration requirements under Regulation D or Regulation S under the Securities Act of 1933, as amended. In addition, certain shareholders of the Company cancelled an aggregate of 3,500,000 outstanding shares of the Company's common stock, and such shares were returned to the Company's treasury stock. In connection with the acquisition of AICI, the Company has changed its fiscal year from July 31 to December 31. The Company plans to change its name to IPEX, Inc.

MARCH 2005 FINANCING

         In connection with the acquisition of AICI, on March 18, 2005, the Company completed a private placement of an aggregate of 3,500,000 shares of common stock, 1,750,000 Series A Warrants and 1,750,000 Series B Warrants to 76 accredited investors for aggregate gross proceeds of $3,500,000. The common stock, Series A and Series B Warrants were sold as Units, with each Unit consisting of two shares of common stock, one Series A Warrant and one Series B Warrant, for a per Unit purchase price of $2.00. Each Series A Warrant entitles the holder to purchase one share of common stock at $1.50 per share, exercisable for a period of five years. Each Series B Warrant entitles the holder to purchase one share of common stock at $2.00 per share, exercisable for a period of five years. The private placement was exempt from registration requirements pursuant to Regulation D under the Securities Act of 1933. Each of the investors represented that they are accredited and sophisticated investors, that they are capable of analyzing the merits and risks of their investment, and that they understand the speculative nature of their investment.

         The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the common stock and common stock issuable upon exercise of Series A and Series B Warrants, as soon as practicable, but in no event later than 90 days after March 18, 2005. The Company must use its best efforts to have such registration statement declared effective and remain effective until the selling shareholders have sold all their securities which were included in the registration statement or such securities may be sold under Rule 144(k) under the Securities Act of 1933.

         The Series A Warrants are callable by the Company in the event the common stock trades at or above $2.00 for ten consecutive trading days. The Series B Warrants are callable by the Company in the event the common stock trades at or above $2.50 for ten consecutive trading days. However, the Company's right to call the Series A and Series B Warrants are subject to the following conditions: (1) the Company may not call more than 25% of the warrants during any 30 day period; (2) the Company must simultaneously call all Series A and Series B Warrants on the same terms; and (3) the Company may not call the warrants unless all of the shares of common stock issuable thereunder either (a) are registered pursuant to an effective registration statement or (b) have been disposed of or may be sold under Rule 144(k) under the Securities Act of 1933.

         Except as described below, if at any time until the earlier of (A) the date that 50% of the shares underlying the Company's outstanding Class A and Class B Warrants have been sold by warrant holders or (B) two years after the actual effective date of a registration statement registering the resale of the common stock and common stock issuable upon exercise of warrants, the Company issues or sells, or is deemed to have issued or sold, any shares of common stock for no consideration or for a consideration per share less than the exercise price in effect immediately prior to the time of such issue or sale, then and in each such case the then-existing exercise price, will be reduced to the lowest price per share at which any share of common stock was issued or sold or deemed to be issued or sold. This adjustment will not apply in the case of the issuance of capital stock, options or convertible securities issued to directors, officers, employees or consultants of the Company in connection with their service to the Company, pursuant to an equity compensation program approved by the Company's Board of Directors.

                                BUSINESS OF AICI

ORGANIZATIONAL HISTORY

     AICI was incorporated in the State of Oregon on November 23, 1999. From inception until February 2004, AICI had no business operations, other than the Voice over IP patent rights for effecting telecommunication connections for users. The technology is a method for effecting telecommunication connections for users in a telecommunication system having competing rates, wherein the most economical rate is selected for the user. The patent was filed on November 20, 1998 in Germany and was granted on January 31, 2002. The European patent number is EP1131949. An international patent application was filed on November 16, 1999 under the number WO0031954, which was contributed to AICI by Wolfgang Grabher, AICI's majority shareholder, Chairman and principal executive officer. On February 25, 2004 Jupiter Telecom, Inc., California corporation in the business of providing telecommunications services, was merged with and into AICI. AICI was the surviving entity from the merger. Joseph Lyle Putegnat III, AICI's Vice President of Carrier Sales, was a co-founder and the sole shareholder of Jupiter Telecom, Inc. Pursuant to the merger, Mr. Putegnat received 1,286,809 shares of common stock of AICI. The following business description includes the business of AICI and Jupiter Telecom, Inc.

OVERVIEW OF BUSINESS

         AICI operates an electronic market, or exchange, for collecting, detecting, converting, enhancing and routing telecommunication traffic and digital content. Members of the exchange, consisting primarily of communications service providers, anonymously exchange information based on route quality and price through a centralized, web accessible database and then route traffic. Members can manage their Voice over Internet Protocol ("VoIP") traffic through access with AICI's web interface. AICI's fully-automated, highly-scalable VoIP routing platform updates routes based on availability, quality and price and executes the capacity request of the orders using proprietary software and delivers them through AICI's system. AICI invoices and processes payments for its members' transactions and offsets credit risk through its credit management programs with third parties.

         Through AICI's exchange, members have access to routes and related information in every country in the world. As of January 31, 2005, AICI had approximately 100 members who signed contracts with AICI to exchange traffic. AICI's VoIP exchange does not require a set up fee or minimum revenue per month. The trading platform is proprietary and allows an overview of the market instantly and anonymous for all the members for their desired destinations. AICI provides the history of pricing, availability and quality with ratings for their offered routes. AICI's fully VoIP based and web managed routing platform can access a new carrier in less than 10 minutes since it requires only the IP address of the allocated port. Companies can begin trading minutes on the dynamic and cost efficient platform within minutes.

INDUSTRY OVERVIEW

Voice Industry

     The voice industry is characterized by changes driven by deregulation in telecommunications markets around the world, an increase in and shift of minutes to wireless and the acceptance of VoIP as an alternative to wireline phone service.

     o VoIP. VoIP permits a user to send voice, fax and other information over the Internet, rather than through a regular telephone network system based on switches, commonly referred to as a public switched telephone network, or PSTN. VoIP has been used as a low-cost solution to provide wholesale call completion, or termination, to telecommunications services providers. The low cost of launching a telecommunications business with VoIP, coupled with deregulation in telecommunications markets, has driven fragmentation of communications services markets. VoIP is now being used as a way to provide local and long-distance phone service to consumers and enterprises. Cable companies and VoIP service providers are driving current consumer adoption of VoIP and are expected to capture a significant share of the overall voice market.

     o Deregulation. Global deregulation, combined with rapid technological advances, has enabled the emergence of many new communications service providers in dozens of local markets. AICI's management believes that national carriers, in their efforts to remain competitive, are focusing their capital spending on "last-mile" services such as fixed-line, wireless, and cable. Consequently, communications service providers are looking for ways to expand their ability to serve all of their customers' telecommunication needs, while simultaneously reducing the cost of providing international services. Increasingly, the world's carriers are seeking to outsource international voice traffic to efficient VoIP exchanges, such as AICI's exchange, whose inherently lower infrastructure and transport costs improve a carrier's competitiveness and bottom line, without compromising service quality.

     The principal benefits of Internet telephony are:

     o Cost Advantage from Internet Transport. Traditional voice networks use circuit-switching technology, which establishes dedicated channels between an originating and terminating point for the duration of a call. Physical facilities (typically fiber and associated equipment) are dedicated to voice traffic between switching nodes, regardless of changes in demand. In contrast, Internet telephony is based on packet-switching technology. This technology completes a call by digitizing and dividing a speaker's voice into small packets that travel to their destination along lines carrying packets of other Internet traffic, in much the same way as email travels. Using a network of service facilities connected to the public Internet for transport is less costly than building a dedicated network as calls share the Internet with other traffic.

     o Cost Advantage from VoIP traffic exchange. AICI's cost of operating its exchange business is almost entirely software based which does not require maintenance or technicians. As a result, the costs are low and the scalability is very high, allowing AICI to compete with existing exchanges on a much lower cost structure.

     o Cost Advantage from Bypass of International Settlement Rates. Traditional international long distance calls are completed through international toll switches that provide access to a terminating network. These networks are often owned by government bodies or telecommunications carriers who charge settlement rates (or tariffs) well in excess of costs. Although these fees are being reduced in many countries as industry deregulation continues, the charges remain significant. Calls routed over the Internet bypass these toll switches, avoiding a significant portion of these fees, which further lowers the cost of completing such calls.

     o Positioning for New Services. In contrast to the closed, proprietary structure inherent in a traditional circuit-switched voice network, Internet telephony embraces an open architecture and open standards, which facilitates innovation at lower cost. Traditional voice networks have been designed specifically to provide one basic service, making it difficult and costly to introduce new services over those networks and their proprietary platforms. As data networks convert services into data packets, this allows the exchange of new types of data such as fax, video, IP-television, etc.

Outsourcing Internet Telephony services

     Given the advantages of VoIP, many carriers have begun to carry some portion of their voice traffic over IP networks. Despite the move by some large carriers to develop their own international VoIP infrastructures, carriers have been more interested in outsourcing international traffic to providers such as AICI. Some of the reasons that carriers prefer to outsource international traffic include:

     o the relatively low percentage of revenue that international service represents for many large carriers;

     o the disproportionate cost and complexity of deploying and supporting international service infrastructure as compared with domestic investment opportunities;

     o a hesitation to build new networks and cannibalize traffic from their traditional voice networks;

     o concerns over sufficient in-house VoIP expertise to ensure that voice quality and network reliability are comparable to that of the public-switched telephone network, especially when routing traffic over the Internet versus private networks; and

     o    generally reduced capital budgets for network investment of any kind.

         The global communications services industry continues to evolve, providing significant opportunities and creating competitive pressure for market participants. The industry is experiencing significant changes, including the proliferation of wireless and data products and services, increased voice and data volume, declining unit pricing and the emergence of new participants due to deregulation and low-cost technologies. The growth in competition and associated fragmentation along with declining unit pricing and an industry structure that is characterized by high fixed costs have resulted in increased pressure on communications services providers' profitability. Most communications services providers must access other providers' networks to send and receive voice and data traffic. The process of establishing, managing and maintaining these interconnections is labor-intensive, costly, time-consuming and highly negotiated, which leads to higher installation, network management, selling, legal, billing and collection costs, creating the need and demand for a centralized and efficient marketplace.

AICI'S SOLUTION

         AICI has created a global market where its members, through web access to AICI's exchange, inform, route and clear voice calls in a cost and price efficient manner and with superior quality. AICI's proprietary exchange-based trading system permits buyers and sellers to transact business in a broad, liquid, open and transparent market, rather than on a one-to-one basis, and incorporates the following attributes:

         Informing. On AICI's exchange, members can inform themselves about real time prices and availability of the international wholesale market. They can also see the history and rating of different routes and associated information such as news related to AICI or destination which may be important to a buyer or seller. The members also rate each other similar to Internet-based markets such as eBay. AICI's members choose their favorite destinations and receive daily updates via email about the route and new offers so they can react immediately. This information platform will also include a "blacklist" of companies that dispute invoices without reason and regularly pay invoices late in order to help protect the wholesale community.

         Collecting. AICI actively collects IP addresses from IP based phone systems, enterprises, VPNs, ISPs and portals, and VoIP service companies into its database. Through this database, AICI delivers connectivity between different VoIP networks and is able to deliver calls originated from PSTN networks into the VoIP circle. If the call is routed through AICI's exchange, AICI is able to credit the receiving party for incoming calls credit since AICI does not have any cost for terminating the call.

         Routing. AICI's proprietary software automatically updates routes based on real time information about price, availability and quality that its members accept. Traffic is automatically routed from the buyer to the seller based on priority. AICI independently monitors and updates the route quality rating of its sellers in real time through proprietary software.

         Clearing. AICI manages all clearing, settlement and credit risk for its members. AICI's members receive a single invoice that reflects the net amount due to or from AICI. AICI also manages the credit risk of transactions executed on its exchange through third-party financing arrangements, prepayment programs, cash deposits and letters of credit. This enables AICI to pay its sellers regardless of whether payment has been collected from buyers.

BENEFITS TO AICI'S EXCHANGE MEMBERS

         AICI's exchange provides many benefits to members. By informing, routing and clearing voice calls through AICI's exchange, members can access multiple buyers and sellers, increase network utilization, achieve better pricing and improve profitability and cash flow by reducing the number of interconnections, reducing selling, legal, billing and collection expenses and eliminating disputes and bad debt. The availability of routes will also increase since AICI's software can handle up to 256 different carriers for one single routing code.

     o Benefits of a single interconnection. By establishing a single interconnection to AICI's exchange, communications services providers gain immediate targeted access to and a link with over one hundred buyers and sellers on a dynamic real time basis. This replaces the lengthy, costly and highly negotiated process of searching for and interconnecting to other communications services providers on a one-to-one basis and managing each interconnection on an ongoing basis. Further, by aggregating traffic through a single interconnection to AICI's exchange, AICI believes its members can improve their network utilization by increasing the traffic they buy and sell through their existing infrastructure.

     o Benefits of AICI's exchange platform and dynamic routing. Through AICI's exchange platform, AICI believes its buyers can lower costs at their specified quality criteria for voice calls because buyers have access to quality and price data of numerous sellers. AICI eliminates any need for buyers to independently assess the quality of each seller's network by providing a centralized and up-to-date source of quality rating of sellers' routes, enabling buyers to make quality comparisons between routes.

     o Benefits of AICI's clearing and credit risk management features. AICI's settlement procedures are standardized and centralized. AICI handles all invoicing for voice calls and media sold on its exchange. Members receive a single payment or invoice from AICI reflecting net buying or selling activity on AICI's exchange. This settlement reduces members' administrative costs and can improve their working capital. AICI manages its credit risk by netting its members' buying and selling activity, through third-party financing arrangements, prepayment programs, cash deposits and letters of credit. AICI believes its standard settlement terms accelerate the payment and improve cash flow for sellers.

AICI'S STRATEGY

         AICI's mission is to give free access to information and provide a trading platform with easy IP access where digital content can be traded. Key elements of AICI's strategy to expand its voice business are:

     o Increase exchange of anonymous price and capacity information for free. AICI believes its members benefit from the exchange of anonymous information about available rates and capacity where buyer and seller can match their terms.

     o Increase participation on AICI's exchange from existing members. AICI believes its members benefit from economies of scale as they send more voice calls through AICI's exchange allowing them to further reduce their expenses and reallocate resources.

     o Increase membership on AICI's exchange. AICI intends to continue to add members to its exchange in order to increase liquidity and volume. Since AICI does not charge membership fees or minimum usage charges, AICI believes members from other exchanges will move to its exchange. AICI is focusing its sales and marketing efforts on incumbent national carriers, regional Bell operating companies and competitive communications services providers in deregulated markets in Western Europe, Asia and Latin America. In addition, AICI is focusing its sales efforts on communications services providers that AICI believes are best positioned to add market share as minutes shift to wireless and VoIP, including European and Asian wireless communications services providers, cable companies and VoIP service providers. As membership increases, AICI expects its exchange to attract even more buyers and sellers, which will further increase liquidity.

     o Expand AICI's global presence. Since AICI's exchange is easy to access from around the world, AICI believes it can expand quickly in high-growth markets.

     o Develop, market and expand complementary services. AICI plans to develop, market and expand services that are complementary to its existing offerings, including telephone numbers linked to its exchange giving credit for incoming calls, constant analysis of the market and summary reports of chosen destinations via email.

     o Leverage AICI's trading platform, intellectual property for other digital goods. AICI believes it can leverage its web-based trading systems, intellectual property portfolio and operations support systems to allow for the exchange, routing and settlement of other digital goods and offer additional services.

PRODUCTS AND SERVICES

Overview of Products and Services

         AICI offers or plans to offer the following voice, enhanced services and information products and services:

                 Product/Service   Features
-------------------------------------------------------------------------------------------------
VOICE            IPEXprice         Spot  marketplace  where buy and sell orders can be matched in real time

                 IPEXquality       Spot marketplace where buyers are matched with highest quality sellers

                 IPEXconnect       Spot marketplace where buyers are matched with the best routes of sellers  based on the  history of the route,  capacity  and quality

-------------------------------------------------------------------------------------------------
MEDIA            IPEXcompact       Using  special  loss less  codec to reduce the size of digital content

                 IPEXenhance       Optimizing  light  distribution   within  digital  content  to
                                   optimize visual  recognition of the RGB receptors in the human eye (visual coding)

-------------------------------------------------------------------------------------------------
ENHANCED         IPEXrateCheck     Companies can use our web based price and quality  information
SERVICES                           software  to  inform   themselves  about  the  current  market
                                   condition for price, capacity and quality.

                 Caller Line       Call  screening  service  that  allows  members to trade calls
                 Identification    without Caller ID, at lower price points
                 Screening

                 IPEXone           Database to store IP addresses and related telephone numbers.

                 IPEXcode          Standard market reference tool for international  calling code breakouts

                 IPEXrate          Standard  industry  reference tool for voice calls pricing and quality

-------------------------------------------------------------------------------------------------
INFORMATION:     IPEXroute         Standard  industry  reference  tool for  historic  information
IPEXWORLD                          about route with detailed  information  about price,  quality,
                                   duration,   payment   terms,   rating  of  company   disputes,
                                   availability and all other related  information which could be
                                   I important to a buyer to determine a special route.


IPEXvoice

     IPEXvoice is AICI's voice trading marketplace where communications services providers trade, route and clear voice traffic. Members can trade voice traffic in three unique ways:

     IPEXprice. IPEXPrice is AICI's most dynamic service, dynamically updating a seller's quality profile in real time. IPEXPrice allows buyers and sellers to take full advantage of changes in quality and prices of voice traffic on AICI's exchange.

     IPEXQuality. IPEXQuality allows quality sensitive buyers to trade only with the highest quality sellers. By requiring that the seller's quality remain constant over a specified period, IPEXQuality offers a stable supply to buyers. AICI's IPEXQuality +7 service allows buyers and sellers who use IPEXQuality to trade at a seven-day fixed price. This supports AICI's buyers who are looking to contract for a stable route for their premium calls.

     IPEXconnect. IPEXConnect allows buyers who want to ensure every phone call routed to AICI's exchange is successfully completed by electing to have any phone call that is not initially terminated through IPEXPrice or IPEXQuality to be routed to one of AICI's highest quality sellers who have demonstrated a high call completion rate.

Caller Line Identification Screening

     Caller Line Identification, or CLI, commonly referred to as caller ID, makes it easier for wireless phone users to initiate follow-up outgoing wireless calls which in turn increases overall wireless usage. As a result, global wireless communications services providers are requesting that all calls sent to their wireless users include CLI. Not all communications services providers that sell wireless terminations, however, can guarantee that the CLI will be successfully sent with each initiated wireless call. Wireless phone calls that include CLI trade at a higher price than those without CLI. AICI's exchange can identify whether a wireless call contains CLI and will support the trading of both CLI and non-CLI calls.

Information Service IPEXworld

     IPEXone. IPEXone is AICI's extensive database of IP addresses and related telephone numbers to connect the customers from different VoIP service providers, carriers, enterprises, VPN's, cable companies, wireless providers.

     IPEXcode. IPEXcode is AICI's extensive database of calling code information, providing over 10,000 country, city and mobile codes in approximately 1,000 markets worldwide. IPEXcode allows members to reduce costs associated with managing rapidly changing calling codes. IPEXcode is a free service, and can be downloaded at any time.

     IPEXrate. IPEXrate details the actual, average, high and low prices traded on AICI's exchange for the previous day for the most active destinations traded on voice on thexchange, allowing buyers to avoid overpayment for termination fees and sellers to determine the actual market value of their quality-differentiated routes. AxcessRate is sold as a subscription service, and is emailed to subscribers daily.

     IPEXroute. IPEXroute details the actual and historical, high and low prices traded on a specific route for a period of choice to give background information of a route such as price, quality, average call duration, capacity, volatility.

MEMBERS

     AICI's members consist primarily of communications services providers seeking to buy or sell communications capacity and include national, multinational and regional telecommunications carriers, wireless carriers, resellers and VoIP service providers. As of December 31, 2004, AICI had approximately 100 members on the exchange.

SALES AND MARKETING

     AICI markets and sells its products and services through word of mouth, media coverage, VoIP conventions, referrals, and direct sales force. AICI seeks to expand the utilization of its exchange by current members through offering access to IPEXworld through brokers who are dedicated to specific customer accounts. AICI's sales team has extensive sales experience with a broad range of communications and technology companies. AICI's sales process frequently involves a trial process, where members trade a small volume of traffic prior to trading larger volumes through AICI's centralized exchange. Within AICI's larger members, sales efforts are directed at multiple decision makers, frequently including senior corporate executives, chief information officers and vice presidents of procurement. AICI targets its voice services sales efforts at the telecommunications industry, and, in particular, the market for international wireline, wireless and VoIP minutes.

     AICI's marketing efforts are designed to drive awareness of its exchange and its service offerings. AICI's marketing activities include seminar programs, trade shows, web-site programs, public relations events and direct mailings. AICI is also engaged in an on-going effort to maintain relationships with key communications industry analysts.

TECHNOLOGY

     AICI's technology consists of an easy-to-use, web-based interface through which members place buy and sell orders and an automated, scalable, patented and integrated trading platform to match, route and clearing trades. The software platform used to provide for the delivery of traded capacity is proprietary to AICI. AICI has invented and patented a process to analyze the best price for a single call detail record. AICI integrates its state-of-the-art database, financial, and customer-care software, server hardware and communications switches and VoIP gateways build and acquired from innovative leading manufacturers with its proprietary trading platform. AICI's technology consists of the following:

Customer interface

     Members access AICI's exchange through an easy-to-use, email service, web-based interface that allows them to inform them about quality and price parameters. Each member has its own dedicated, customizable trading platform that includes individualized traffic reports and online invoice access. AICI's applications are run on state-of-the-art servers.

Automated trading and delivery platform

     AICI's system matches buy and sell orders on the VoIP exchange based on email and executes them after security check in real time. The software interacts with the routing table that prioritizes a dynamic process to route traffic based on the parameters entered into our web-based interface. These individual changes are automatically integrated into the session controllers. When a buyer sends a voice call based on VoIP to the exchange, AICI's systems automatically has determined which seller best meets the buyer's quality and price requirements and routes the traffic to the appropriate seller. If the seller cannot terminate the voice call, AICI's systems will automatically forward that traffic to the next seller that meets the buyer's quality and price requirements. If no seller is able to accept the buyer's traffic, AICI's systems automatically return the traffic to the buyer.

     AICI's systems automatically measure the seller's route quality based on traffic the seller has received through the exchange. When the exchange matches the buyer and seller, AICI's systems automatically update the seller's route quality rating next to other information which is important to determine this route for future usage. If the quality has declined below the buyer's requirements, the seller will be unmatched from that buyer. Proprietary routing software automatically directs a buyer's traffic to the seller with the highest quality or lowest priced minutes within the parameters selected by the buyer for the designated route, including the history and performance of customers and routes.

     AICI's systems automatically generate reports that summarize the total activity on the exchange and the buy and sell activity for specific members. These reports are useful to members in determining the parameters within which they buy and sell minutes.

Leading session controllers

     The members do not need to connect physically their networks to AICI's packet-based data switches and VoIP session controllers. This cost effective way of interconnection enables AICI to route all traffic based on VoIP.

Standardized and centralized billing system

     AICI uses its proprietary operating support system to manage billing and settlement functions. Switches generate traffic records that are automatically sent to proprietary rating software that adds the economic parameters of each minute to the call detail record. The call detail record is then automatically sent to AICI's billing system which generates invoices that are posted on AICI's website and notification is automatically sent to members.

CREDIT PROTECTION AND CREDIT RISK MANAGEMENT

     AICI manages invoicing, credit risk and clearing of all traffic traded on its exchange. AICI assumes the credit risk associated with all traffic traded on the exchange. AICI employs a credit risk management program to protect against non-payment or default from buyers. This integrated credit risk management program consists of the following systems:

     o Netting. AICI nets members' buying and selling activity. This allows AICI to extend credit to members up to the amount they have sold in a given period. The netting also helps reduce working capital requirements for members and for AICI.

     o Self underwriting. Members can self-finance a credit line with AICI by prepaying, posting a cash deposit, entering into a letter of credit or placing money in escrow.

     o Internal credit. AICI occasionally issues internal credit lines to members based on a review of the member's financial statements and payment history.

     o Frequent settlement. The frequent clearing of trading balances, together with the ability to net buy and sell transactions, allows members to trade large dollar volumes while minimizing the outstanding balance that needs to be underwritten by additional sources of credit.

INTELLECTUAL PROPERTY

     AICI's success depends in part on its proprietary rights and technology. AICI relies on a combination of patent, copyright, trademark and trade secret laws, employee and third-party non-disclosure agreements and other methods to protect its proprietary rights.

     AICI has been licensed one domestic and international patent, and has several patent applications that are in the filing process. These patents relate to trade international VoIP traffic and determine the best price and quality for routing and pricing VoIP calls.

     The patent positions of companies like AICI are generally uncertain and involve complex legal and factual questions. The ability to maintain and solidify proprietary position for AICI's technology depends on its success in obtaining effective claims and enforcing those claims once granted. AICI does not know whether any of its patent applications will result in the issuance of any patents. Moreover, any issued patent does not guarantee the right to practice the patented technology or commercialize the patented product or service. Third parties may have existing patents that could be used to prevent AICI from commercializing its patented products or services and implementing its patented technology. AICI's issued patents and those that may be issued in the future may be challenged, invalidated or circumvented, which could limit AICI's ability to prevent competitors from marketing related products or the length of the term of patent protection that AICI may have for its products. In addition, the rights granted under any issued patents may not provide AICI with proprietary protection or competitive advantages against competitors with similar technology. Furthermore, competitors may independently develop similar technologies. For these reasons, AICI may experience substantial competition for its exchange.

     AICI relies, in some circumstances, on trade secrets to protect its technology. However, trade secrets are difficult to protect. AICI seeks to protect its technology, in part, by confidentiality agreements with corporate partners, employees, consultants, advisors and others. These agreements may be breached and AICI may not have adequate remedies for such a breach. In addition, AICI's trade secrets may otherwise become known or be independently discovered by competitors. To the extent AICI's corporate partners, employees, consultants, advisors and others use intellectual property owned by others in their work for AICI, disputes may arise as to the rights in related or resulting know-how and inventions.

COMPETITION

     AICI believes that it currently does not have any direct competitors that offer communications services providers the ability to inform, collect, detect, convert, trade, route, enhance and clear capacity based on quality and price in a liquid marketplace at rates that are similar to those offered by AICI based on VoIP. Although there are companies trading and exchanging with physical connection of the Public Switched Telecom Network (PSTN) which requires cost intensive equipment and management. One of these companies is Arbinet, which provides similar functionality to communications services providers. Many other companies in the same space have been merged or ceased related operations, including Ratexchange Corporation, AIG Telecom, the GTX and Asia Capacity Exchange, or have become resellers of voice calls and/or Internet capacity, including Tradingcom Europe, ITCC and European Telco Exchange AG.

     AICI believes that Arbinet-thexchange is the only existing company that it indirectly competes with. AICI believes its cost efficiency is superior to Arbinet-thexchange, which positions AICI to be a better cost and price leader.

     Although AICI believes the network effect of its exchange and its intellectual property are significant barriers to entry into this business, new competitors may be able to create centralized trading solutions that replicate AICI's business model. AICI believes that it will be difficult for other companies to build a customer base of more than 100 carriers in a short time and compete with its proprietary system.

     AICI's voice and media businesses both compete with existing and established legacy processes through which communications services providers buy, sell, route and clear their communications traffic. These processes include, but are not limited to, existing interconnection agreements with other communications services providers and incumbent relationships. Many of these companies have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than AICI and may have the ability to better attract and retain the same customers that AICI targets as members. Once communications services providers have established these business relationships, it could be extremely difficult to convince them to utilize AICI's exchange or replace or limit their existing business practices. If suppliers of communications capacity fear or determine that the price disclosure and spot market limit order mechanisms provided by AICI's exchange will "cannibalize" the greater profit-generating potential of their existing businesses, they may choose to withdraw from the exchange. If participants withdraw from AICI's exchange in significant numbers, it could cause the exchange to fail and materially harm AICI's business prospects, financial condition and results of operations.

     New technologies and the expansion of existing technologies may also increase competitive pressures on AICI. AICI cannot be certain that it will be able to compete successfully against current processes and future competitors, and competitive pressures faced by AICI could materially adversely affect it business.

GOVERNMENT REGULATION

     The FCC has jurisdiction over interstate and international communications. The FCC's rules, regulations and policies impose obligations on carriers providing facilities-based and/or resale telecommunications services.

     AICI believes its Internet-based exchange is not subject to regulation by the FCC. AICI does not establish rates for its exchange users and does not present the exchange as a common carrier to the public. AICI acts as a facilitator for telecommunications service providers that desire to exchange voice calls. However, absent a ruling from the FCC, there can be no assurance that AICI's operations are exempt from FCC regulation.

EMPLOYEES

     As of February 4, 2005 AICI had six employees. AICI has not experienced any work stoppages and AICI considers relations with its employees to be good.

DESCRIPTION OF PROPERTY

     AICI leases its main office which is located at 12520 High Bluff Drive, Suite 260, San Diego, CA 92130. The lease is a month to month lease for $1,600 per month. AICI is not dependent on a specific location since it does not operate physical switches. If AICI needs to interconnect physically with other carriers into the PSTN world, AICI uses the following switches:

     Los Angeles Switches - 650 South Grand Avenue, Suite 1201, Los Angeles, CA 90017

     Miami Switch - South Biscayne Blvd., Suite 100, Miami, FL 33131

     New York Switches - 60 Hudson Street, Suite 1107, New York, New York 10013

     There are no leases since AICI rents equipment only on a usage base and which is calculated based on per minute usage.

LEGAL PROCEEDINGS

     AICI is not a party to any pending legal proceeding, nor is its property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of AICI's business.

                                  RISK FACTORS

AICI'S COMMERCIAL SUCCESS WILL DEPEND IN PART ON AICI'S ABILITY, AND THE ABILITY OF ITS LICENSORS, TO OBTAIN AND MAINTAIN PATENT PROTECTION.

     AICI has entered into certain agreements with, and licensed certain technologies from its Chief Executive Officer, Wolfgang Grabher. The success of AICI will depend in part on its ability and the ability of its licensors to maintain and/or obtain and enforce patent protection for its technologies and to preserve its trade secrets, and to operate without infringing upon the proprietary rights of third parties. AICI has obtained rights to certain United States patent applications and patents, and foreign counterparts thereof, and may, in the future, seek rights from third parties to other patent applications or patented technology. There can be no assurance that patents will issue from the patent applications filed by AICI or its licensors or that the scope of any claims granted in any patent will provide proprietary protection or a competitive advantage to AICI.

     AICI cannot be certain that its licensors were the first inventors of inventions covered by its licensed patent applications or patents or that they were the first to file. Accordingly, there can be no assurance that patents licensed to AICI will be valid or will afford AICI protection against competitors with similar technology. The failure to maintain and/or obtain patent protection on the technologies underlying AICI's proposed products may have a material adverse effect on AICI's competitive position and business prospects. No assurance can be given that any issued patents will provide competitive advantages for the proposed products or will not be successfully challenged or circumvented by competitors, or that the patents of others will not be infringed by AICI's proposed products and services and, thus, have an adverse effect on the ability of AICI to do business.

     It is also possible that AICI's patented technologies may infringe on patents or other rights owned by others. AICI may have to alter its products or processes, pay licensing fees, defend an infringement action or challenge the validity of the patents in court, or cease activities altogether because of patent rights of third parties, thereby causing additional unexpected costs and delays to AICI. There can be no assurance that a license will be available to AICI, if at all, upon terms and conditions acceptable to AICI or that AICI will prevail in any patent litigation. Patent litigation is costly and time consuming, and there can be no assurance that AICI will have sufficient resources to pursue such litigation. If AICI does not obtain a license under such patents, is found liable for infringement or is not able to have such patents declared invalid, AICI may be liable for significant money damages and may encounter significant delays in bringing products and services to market. There can be no assurance that AICI has identified United States and foreign patents that pose a risk of infringement.

     AICI also relies upon trade secrets and other unpatented proprietary technology. No assurance can be given that AICI can meaningfully protect its rights with regard to such unpatented proprietary technology or that competitors will not duplicate or independently develop substantially equivalent technology. AICI seeks to protect trade secrets and proprietary knowledge, in part through confidentiality agreements with its employees, consultants, advisors and collaborators. Nevertheless, these agreements may not effectively prevent disclosure of AICI's confidential information and may not provide AICI with an adequate remedy in the event of unauthorized disclosure of such information.

AICI MAY BE UNABLE TO MANAGE ITS GROWTH OR IMPLEMENT ITS EXPANSION STRATEGY, WHICH WOULD ADVERSELY AFFTECT AICI'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     AICI may not be able to expand its product and service offerings, its client base and markets, or implement the other features of its business strategy at the rate or to the extent presently planned. AICI's expected growth will place a significant strain on AICI's administrative, operational and financial resources. If AICI is unable to successfully manage its future growth, establish and continue to upgrade its operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, AICI's financial condition and results of operations could be materially and adversely affected.

THE SUCCESS OF AICI'S PLANNED EXPANSION IS DEPENDENT UPON MARKET DEVELOPMENTS AND TRAFFIC PATTERNS.

     AICI's purchase of network equipment and software will be based in part on its expectations concerning future revenue growth and market developments. As AICI expands its network, it will be required to make significant capital expenditures, including the purchase of additional network equipment and software, and to add additional employees. To a lesser extent AICI's fixed costs will also increase from the ownership and maintenance of a greater amount of network equipment including gateways, routers, satellite equipment, and other related systems. If AICI's traffic volume were to decrease, or fail to increase to the extent expected or necessary to make efficient use of its network, AICI's costs as a percentage of revenues would increase significantly which would have a material adverse effect on its financial condition and results of operations.

AICI MAY BE UNABLE TO ADAPT TO RAPID TECHNOLOGY TRENDS AND EVOLVING INDUSTRY STANDARDS, WHICH COULD BE DETRIMENTAL TO AICI'S BUSINESS.

     The communications industry is subject to rapid and significant changes due to technology innovation, evolving industry standards, and frequent new service and product introductions. New services and products based on new technologies or new industry standards expose AICI to risks of technical or product obsolescence. AICI will need to use technologies effectively, continue to develop its technical expertise and enhance its existing products and services in a timely manner to compete successfully in this industry. AICI may not be successful in using new technologies effectively, developing new products or enhancing existing products and services in a timely manner. If AICI is unable to adapt to rapid technology trends and evolving industry standards, its financial condition and results of operations will be materially adversely affected.

THE COMMUNICATIONS SERVICES INDUSTRY IS HIGHLY COMPETITIVE AND AICI MAY BE UNABLE TO COMPETE EFFECTIVELY.

     The communications industry, including Internet and data services, is highly competitive, rapidly evolving, and subject to constant technological change and intense marketing by providers with similar products and services. AICI expects that new competitors are likely to join existing competitors in the communications industry, including the market for VoIP, Internet and data services. Many of AICI's current competitors are significantly larger and have substantially greater market presence as well as greater financial, technical, operational, marketing and other resources and experience than AICI has. In the event that such a competitor expends significant sales and marketing resources in one or several markets AICI may not be able to compete successfully in such markets. AICI believes that competition will continue to increase, placing downward pressure on prices. Such pressure could adversely affect AICI's gross margins if AICI is not able to reduce costs commensurate with such price reductions. In addition, the pace of technological change makes it impossible for AICI to predict whether it will face new competitors using different technologies to provide the same or similar services offered or proposed to be offered by AICI. If AICI's competitors were to provide better and more cost effective services, AICI's business initiatives could be materially and adversely affected.

INDUSTRY CONSOLIDATION COULD MAKE IT MORE DIFFICULT TO COMPETE.

     Companies offering Internet, data and communications services are, in some circumstances, consolidating. AICI may not be able to compete successfully with businesses that have combined, or will combine, to produce companies with substantially greater financial, sales and marketing resources, larger client bases, extended networks and infrastructures and more established relationships with vendors, distributors and partners than AICI has. With these heightened competitive pressures, there is a risk that AICI's financial performance could be adversely impacted and the value of AICI's common stock could decline.

THE SUCCESS OF AICI'S BUSINESS DEPENDS ON THE ACCEPTANCE OF THE INTERNET IN EMERGING MARKETS THAT MAY BE SLOWED BY LIMITED BANDWIDTH, HIGH BANDWIDTH COSTS, AND OTHER TECHNICAL OBSTACLES.

     The ratio of telephone lines per population, or teledensity, in most emerging countries is low when compared to developed countries. Bandwidth, the measurement of the volume of data capable of being transported in a communications system in a given amount of time, remains very expensive in these regions, especially when compared to bandwidth costs in the United States. Prices for bandwidth capacity are generally set by the government or incumbent telephone companies and remain high due to capacity constraints among other things. While this trend tends to diminish as competitors roll out new bypass services, these rollouts may be slow to occur. Further, constraints in network architecture limit Internet connection speeds on conventional dial-up telephone lines, and are significantly less than the up to 1.5 megabits per second connection speed on direct satellite link or DSL lines and cable modems in the United States. These speed and cost constraints may severely limit the quality and desirability of using the Internet in emerging countries and can be an obstacle to us entering emerging markets. All of these factors may adversely affect AICI's business, financial condition and results of operations.

IN ADDITION TO NEW REGULATIONS BEING ADOPTED, EXISTING LAWS MAY BE APPLIED TO THE INTERNET.

     New and existing laws may cover issues that include: sales and other taxes; user privacy; pricing controls; characteristics and quality of products and services; consumer protection; cross-border commerce; copyright, trademark and patent infringement; and other claims based on the nature and content of Internet materials. This could delay growth in demand for AICI's products and services and limit the growth of revenue, which may have a material adverse effect on AICI's business, financial condition and results of operations.

AICI IS DEPENDENT UPON KEY PERSONNEL AND CONSULTANTS.

     AICI's success is heavily dependent on the continued active participation of its current executive officers, including, Wolfgang Grabher, Carl Perkins and Russell Ingeldew. Loss of the services of one or more of these officers could have a material adverse effect upon AICI's business, financial condition or results of operations. None of these individuals currently have any plans to retire or leave the Company in the near future. AICI has employment agreements with Messrs. Grabher, Perkins and Ingeldew. Neither the Company nor AICI maintains any key life insurance policies for any of our executive officers or other personnel. The loss of any of the Company's senior management could significantly impact AICI's business until adequate replacements can be identified and put in place. In addition, AICI's success and achievement of its growth plans depend on its ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the communications industry is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of AICI's activities, could have a materially adverse effect on AICI. The inability of AICI to attract and retain the necessary technical and managerial personnel and consultants and advisors could have a material adverse effect on AICI's business, financial condition or results of operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Below are the names and certain information regarding the Company's executive officers, directors and director nominees following the acquisition of AICI. On March 16, 2005, in connection with the Company's acquisition of AICI, Mr. Robert Reukl resigned from the positions of President, Chief Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary and Treasurer, and Mr. Paul Reynolds resigned as a director. Also, on March 16, 2005, the Board of Directors appointed Messrs. Wolfgang Grabher, Russell Ingeldew and Carl Perkins as executive officers, and Mr. Grabher was appointed as a director to fill the vacancy created by Mr. Reynolds' resignation. The Company plans to appoint the below director nominees to its Board of Directors approximately ten days after the date the Company transmits to all holders of record of the Company's common stock information required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

------------------ ------- --------------------------------------------------
NAME               AGE     POSITION
------------------ ------- --------------------------------------------------
Wolfgang Grabher   35      President, Chief Executive Officer and Director
------------------ ------- --------------------------------------------------
Robert Reukl       46      Director
------------------ ------- --------------------------------------------------
Russell Ingeldew   53      Chief Financial Officer
------------------ ------- --------------------------------------------------
Carl Perkins       50      Chief Operating Officer
------------------ ------- --------------------------------------------------
Edward Sullivan    49      Director Nominee
------------------ ------- --------------------------------------------------
Jerry Beckwith     56      Director Nominee
------------------ ------- --------------------------------------------------
David Overskei     56      Director Nominee
------------------ ------- --------------------------------------------------

     Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at our annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board. Some of the Company's directors, director nominees and executive officers also serve in various capacities with the Company's subsidiaries. There are no family relationships among any of the Company's directors, director nominees and executive officers.

BACKGROUND OF EXECUTIVE OFFICERS AND DIRECTORS

     WOLFGANG GRABHER. From 1994 until 1998, Mr. Grabher was founder, owner and CEO/President of Euro Real Cash (EuReCa) Holding, which was the sole owner of three companies which operated a clearing house for processing credit card transactions combined with a bonus program based on an exclusive Joint Venture contract with IBM and Deutsche Telekom. He grew the company from start up to over 250.000 customers in less then three years before he sold part of the Holding in 1998 and retired from the CEO position to invent in 1998 a key patent for VoIP to change the way telecommunication connections can be priced dynamically with the guaranteed best price on calls connected to VoIP. Since 2002, Mr. Grabher has served as President, CEO and Chairman of Administrtion for International Credit & Investment, Inc.

     ROBERT REUKL. Mr. Reukl has been an officer and/or director of the Company since June 27, 2002. In addition, Mr. Reukl has been employed as a geologist for almost 20 years. Since 1994, Mr. Reukl has worked as a mine geologist and engineering technician at the Williams Mine, one of Canada's largest gold producers. Mr. Reukl has also been the principal of R.J. Reukl Geological Services, a proprietorship involved in the provision of geological consulting services, as well as the acquisition and sale of mineral properties since 1995. Prior to 1994, Mr. Reukl worked for a variety of major mining companies and consultants including Placer Dome Canada, Noranda and A.C.A. Howe International Ltd. Mr. Reukl is a graduate of Lakehead University in Thunder Bay, Ontario, where he received a Bachelor of Science degree.

     RUSSELL INGELDEW. Mr. Ingeldew is currently a CPA and operates an accounting firm in La Jolla, California for business accounting services, audits of companies and tax accounting. Prior to that, Mr. Ingeldew was CFO of Cal-Star wholesale distribution. He has approximately twenty years of experience in tax planning and preparing tax returns for individuals, business entities, nonprofits, fiduciaries and executors.

     CARL PERKINS. Over the past 20 years, Mr. Perkins has founded startup companies in artificial intelligence, semiconductors, computer peripherals and Internet software. Among these companies, Mr. Perkins co-founded Digital Media Works, a video ad company that became public in 2002. In the early 1990's Mr. Perkins founded New Media, one of the world's first PC Card companies. Mr. Perkins co-founded the world's first fuzzy logic company and went on to develop the world's first fuzzy logic chip which received a Product of the Year award in 1990. Mr. Perkins began his career as a chip designer for Rockwell International's Semiconductor Division where his development group achieved many first to market products, including the echo canceller chip for the first V.34 modem, which received a Product of the Year award in 1988.

     EDWARD SULLIVAN, DIRECTOR NOMINEE. In January 2004, Mr. Sullivan began service to the Board of AICI and consulted on the merger of Jupiter Telecom with AICI. In February of 2003, Mr. Sullivan participated in the acquisition of All Optical Networks by Interphotonics Inc., an optical communication company, and currently serves as President of Interphotonics Inc. In February 2001, Mr. Sullivan served as a founder and President of DotOn.net, an optical tracking company. In September 2000, Mr. Sullivan participated as a principal in the merger of CyberDyne Computer Corporation with All Optical Networks. Mr. Sullifan served as a division leader with All Optical Networks through the transition period.

     JERRY BECKWITH, DIRECTOR NOMINEE. Mr. Beckwith serves as Chief Operating Officer of Savi, and is responsible for ensuring that the company's operations support profitable growth while optimizing the company's value and customer service. In this role at Savi, Mr. Beckwith oversees all operational units including Global Services and Manufacturing teams, Network Solutions and Services, Marketing, and IT. From 1994 to 1998, Mr. Beckwith held various executive management positions at QUALCOMM, most recently as President of the company's Wireless Systems Division. While at QUALCOMM, Mr. Beckwith was responsible for all QUALCOMM commercial product developments, including Code Division Multiple Access (CDMA), OmniTRACS, and VSAT products. As President of the Wireless Systems Division, Mr. Beckwith headed up the division that managed Government, ASICS, Digital Cinema, VSAT, and Globalstar business, including all of the Infrastructure and Globalstar business units, and was responsible for sales, marketing, production and development of CDMA base stations and cell sites for domestic and international markets

     DAVID OVERSKEI, DIRECTOR NOMINEE. Mr. Overskei is founder and President of Decision Factors, Inc., which specializes in homeland security solutions. From 2001 to 2003, Dr. Overskei served as the President and CEO of Polexis Inc., a developer of advanced situational awareness/analysis software solutions for command and control applications in the Department of Defense & Homeland Security. Prior to that, Dr. Overskei served as Senior Vice President for Ventures and Investments for General Atomics, where he started two business units and lead corporate acquisitions. From 1997 to 1999, Dr. Overskei served as the Senior Vice President of Science and Application International Corporation
(SAIC) Wireless Technologies and Systems Division.

EMPLOYMENT AGREEMENTS

     On January 1, 2005, AICI entered into an agreement with Wolfgang Grabher to employ Mr. Grabher as the AICI's Chief Executive Officer. Mr. Grabher's employment is on an "at will" basis, under which the terms of his employment will continue unless terminated by either Mr. Grabher or AICI. Termination by AICI may be with or without cause, at any time. However, the terminating party must give the other party three working days notice prior to any termination, with the caveat that AICI reserves the right to pay Mr. Grabher the equivalent of three days of salary in lieu of the three-day notice requirement. Mr. Grabher's gross salary under the agreement is set at an annual rate of $150,000; provided, however, that the salary is payable only upon AICI being profitable, pursuant to GAAP, for a period of three consecutive months and only if Mr. Grabher is an employee after such three-month profitable period. Until AICI is profitable as set forth in the agreement, Mr. Grabher agreed to be paid at the rate of $1.00 per year.

     On February 15, 2005, AICI entered into an agreement with Carl Perkins to employ Mr. Perkins as AICI's Chief Operating Officer for a 90-day probationary period. At the end of the probationary period, unless AICI notifies Mr. Perkins that his employment is terminated, he will be employed on a full-time basis. Under the agreement, Mr. Perkins is employed on an "at will" basis and the terms of his employment will continue unless terminated by either Mr. Perkins or AICI. Termination by AICI may be with or without cause, at any time. However, the terminating party must give the other party three working days notice prior to any termination, with the caveat that AICI reserves the right to pay Mr. Perkins the equivalent of three days of salary in lieu of the three-day notice requirement. Mr. Perkins' gross salary under the agreement is set at an annual rate of $50,000.

     On February 15, 2005, AICI entered into an agreement with Russell Ingeldew to employ Mr. Ingeldew as AICI's Chief Financial Officer for a 90-day probationary period. At the end of the probationary period, unless AICI notifies Mr. Ingeldew that his employment is terminated, he will be employed on a full-time basis. Under the agreement, Mr. Ingeldew is employed on an "at will" basis and the terms of his employment will continue unless terminated by either Mr. Ingeldew or AICI. Termination by AICI may be with or without cause, at any time. However, the terminating party must give the other party three working days notice prior to any termination, with the caveat that AICI reserves the right to pay Mr. Ingeldew the equivalent of three days of salary in lieu of the three-day notice requirement. AICI agreed to pay Mr. Ingeldew at a gross rate of $125. The maximum amount paid per day may not exceed eight hours.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the total compensation that AICI has paid or that has accrued on behalf of AICI's chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended December 31, 2004, 2003 and 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                            -------------------------------------------
                                              ANNUAL COMPENSATION                      AWARDS                PAYOUTS
                                      ------------------------------------- ------------------------------ ------------
                                                                 OTHER                        SECURITIES                   ALL
                                                                 ANNUAL     RESTRICTED        UNDER-LYING                 OTHER
        NAME AND                                                 COMPEN-    STOCK AWARD(S)    OPTIONS/        LTIP       COMPEN-
   PRINCIPAL POSITION       YEAR       SALARY ($)   BONUS ($)  SATION ($)   ($)               SARS (#)     PAYOUTS ($)  SATION ($)
------------------------- ----------- ------------- ---------- ------------ ----------------- ------------ ------------ -----------
Wolfgang Grabher,           2004         -0-          -0-         -0-            -0-             -0-          -0-         -0-
     President, Chief       2003         -0-          -0-         -0-            -0-             -0-          -0-         -0-
     Executive Officer      2002         -0-          -0-         -0-            -0-             -0-          -0-         -0-
     and Director

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Wolfgang Grabher owns Voice over IP patent rights for effecting telecommunication connections for users. The technology is a method for effecting telecommunication connections for users in a telecommunication system having competing rates, wherein the most economical rate is selected for the user. The patent was filed on November 20, 1998 in Germany and was granted on January 31, 2002. The European patent number is EP1131949. An international patent application was filed on November 16, 1999 under the number WO0031954. A patent on the technology has also been filed in the following countries:
Australia, Brazil, Europe, Great Britain, Poland, China, Japan, Singapore, Turkey, Czech, Morocco, Canada. AICI is in the process of filing patents for the technology in other jurisdictions. On July 13, 2000 Wolfgang Grabher licensed the VoIP rights from his patents exclusively to AICI. On February 9, 2005, Mr. Grabher waived all rights of royalties from the patent license agreement.

     On February 25, 2004 AICI merged with Jupiter Telecom, Inc., a telecommunications firm. Joseph Lyle Putegnat III, AICI's Vice President of Carrier Sales, was a co-founder and the sole shareholder of Jupiter Telecom, Inc. Pursuant to the merger, Mr. Putegnat received 1,286,809 shares of common stock of AICI. These shares were subject to certain anti-dilution protections, which were subsequently waived by Mr. Putegnat.

     On February 20, 2004, AICI issued 218,757 shares of common stock to Edward Sullivan, a current member of AICI's Board of Directors. These shares were subject to certain anti-dilution protections, which were subsequently waived by Mr. Sullivan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 21, 2005 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

                                                 Common Stock            Percentage of
  Name of Beneficial Owner (1)               Beneficially Owned (2)     Common Stock (2)
  ----------------------------------------- ------------------------- ---------------------
  Wolfgang Grabher                                 18,855,900                 66.9%
  Robert Reukl                                              0                     *
  Edward Sullivan                                     218,757                     *
  Jerry Beckwith                                            0                     *
  David Overskei                                            0                     *
  ----------------------------------------- ------------------------- ---------------------
  All  officers  and  directors as a group         19,074,657                 67.7%
  (5 persons)

*    Less than 1%

(1) Except as otherwise indicated, the address of each beneficial owner is c/o Tamarack Ventures, Inc., 12520 High Bluff Drive, Suite 260, San Diego, CA 92130.

(2) Applicable percentage ownership is based on 28,195,566 shares of common stock outstanding as of March 21, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of March 21, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of March 21, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                            DESCRIPTION OF SECURITIES

DIVIDENDS

     The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

     There are no restrictions in the Company's articles of incorporation or bylaws that prevent the Company from declaring dividends. The Nevada Revised Statutes, however, do prohibit the Company from declaring dividends where, after giving effect to the distribution of the dividend:

     1. the Company would not be able to pay its debts as they become due in the usual course of business; or

     2. the Company's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

CAPITAL STRUCTURE

     The Company's authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share. As of March 21, 2005, there were 28,195,566 shares of the Company's common stock issued and outstanding that are held by approximately 125 stockholders of record.

     Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

     Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET FOR SECURITIES

     The Company's common stock is quoted on the Over-The-Counter Bulletin Board under the symbol TMKV.OB. However, to date, there have not been any purchase or sales of the Company's common stock through the Over-The-Counter Bulletin Board. As of March 21, 2005, the Company had approximately 125 shareholders of record.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table shows information with respect to each equity compensation plan under which the Company's common stock is authorized for issuance as of the fiscal year ended December 31, 2004.

                                         EQUITY COMPENSATION PLAN INFORMATION
------------------------------------ ------------------------ ----------------------- ---------------------------
           PLAN CATEGORY              NUMBER OF SECURITIES       WEIGHTED AVERAGE        NUMBER OF SECURITIES
                                        TO BE ISSUED UPON       EXERCISE PRICE OF      REMAINING AVAILABLE FOR
                                           EXERCISE OF         OUTSTANDING OPTIONS,     FUTURE ISSUANCE UNDER
                                      OUTSTANDING OPTIONS,     WARRANTS AND RIGHTS    EQUITY COMPENSATION PLANS
                                       WARRANTS AND RIGHTS                              (EXCLUDING SECURITIES
                                                                                       REFLECTED IN COLUMN (A)
------------------------------------ ------------------------ ----------------------- ---------------------------
                                               (A)                     (B)                       (C)
------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans approved             -0-                     -0-                       -0-
by security holders
------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans not                  -0-                     -0-                       -0-
approved by security holders
------------------------------------ ------------------------ ----------------------- ---------------------------
Total                                          -0-                     -0-                       -0-
------------------------------------ ------------------------ ----------------------- ---------------------------

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's directors and executive officers are indemnified as provided by the Nevada Revised Statutes and the Company's Bylaws. These provisions state that the Company's directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     See Item 1.01.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

     Pursuant to an Agreement and Plan of Merger dated March 17, 2005, the Company agreed to issue 21,875,566 shares of common stock to five accredited investors and nine non-U.S. persons (as contemplated by Rule 902 under the Securities Act of 1933). These issuances are exempt from registration requirements under Regulation D or Regulation S under the Securities Act of 1933, as amended. The shares issued pursuant to Regulation S were issued in an "offshore transaction" as defined in, and pursuant to, Rule 902 under the Securities Act of 1933 on the basis that the purchaser was not offered the shares in the United States and did not execute or deliver any agreement in the United States.

     On March 18, 2005, the Company completed a private placement of an aggregate of 3,500,000 shares of common stock, 1,750,000 Series A Warrants and 1,750,000 Series B Warrants to 76 accredited investors for aggregate gross proceeds of $3,500,000. The common stock, Series A and Series B Warrants were sold as Units, with each Unit consisting of two shares of common stock, one Series A Warrant and one Series B Warrant, for a per Unit purchase price of $2.00. Each Series A Warrant entitles the holder to purchase one share of common stock at $1.50 per share, exercisable for a period of five years. The Series A Warrants are callable by the Company under certain circumstances as described in the subscription agreement in the event the common stock trades at or above $2.00 for ten consecutive trading days. Each Series B Warrant entitles the holder to purchase one share of common stock at $2.00 per share, exercisable for a period of five years. The Series B Warrants are callable by the Company under certain circumstances as described in the subscription agreement in the event the common stock trades at or above $2.50 for ten consecutive trading days. The private placement was exempt from registration requirements pursuant to Regulation D under the Securities Act of 1933. Each of the investors represented that they are accredited and sophisticated investors, that they are capable of analyzing the merits and risks of their investment, and that they understand the speculative nature of their investment.

ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     In connection with the Company's acquisition of AICI, on March 17, 2005, the Board of Directors of the Company unanimously approved the dismissal of Manning Elliot as its independent registered public accountants. On March 18, 2005, the Company notified Manning Elliott that it was terminating Manning Elliot's services. On March 17, 2005, the Company determined to engage the firm of Peterson & Co. to serve as its independent registered public accountants for the fiscal year ending December 31, 2005.

     During the two fiscal years ended July 31, 2004 and 2003, and through March 18, 2005, (i) there were no disagreements between the Company and Manning Elliot on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Manning Elliot would have caused Manning Elliot to make reference to the matter in its reports on the Company's financial statements, and (ii) Manning Elliot's reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended July 31, 2004 and 2003 and through March 18, 2005, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

     During the two fiscal years ended July 31, 2004 and 2003 and through March 17, 2005, the Company has not consulted with Peterson & Co. regarding either:

     1. The application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to Peterson & Co. nor oral advice was provided that Peterson & Co. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

     2. Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

     On March 18, 2005, the Company provided Manning Elliot with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that Manning Elliot furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements within 10 business days of the filing of this Form 8-K. Such letter is filed herewith as Exhibit 16.1.

ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT.

     See Item 1.01.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     See Item 1.01.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     In connection with the acquisition of AICI, the Company has changed its fiscal year from July 31 to December 31.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of business acquired.

     To be filed by amendment no later than 71 calendar days after March 22, 2005.

(b)  Pro forma financial information.

     Not applicable.

(c) Exhibits

EXHIBIT
NUMBER      DESCRIPTION
-------     -------------------------------------------------------------
2.1         Agreement and Plan of Merger made as of March 17, 2005 among
            Tamarack Ventures, Inc., AICI, Inc., Administration for
            International Credit & Investment, Inc. and the shareholders of
            Administration for International Credit & Investment, Inc.

4.1         Form of Subscription Agreement

4.2         Form of Class A Warrant

4.3         Form of Class B Warrant

10.1        Employment Agreement of Wolfgang Grabher, dated January 1, 2005

10.2        Employment Agreement of Carl Perkins, dated February 15, 2005

10.3        Employment Agreement of Russell Ingeldew, dated February 15, 2005

10.4 Exclusive Patent License Agreement dated July 13, 2000 by and between Wolfgang Grabher and Administration for International Credit & Investment, Inc.

10.5 Amendment No. 1 to Exclusive Patent License Agreement (Waiver) dated February 9, 2005 from Wolfgang Grabher to Administration for International Credit & Investment, Inc.

10.6 Sublease of Jupiter Telecom, Inc., predecessor in interest to Administration for International Credit & Investment, Inc.

16.1        Letter from Manning Elliot dated March 18, 2005

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TAMARACK VENTURES, INC.


Dated: March 22, 2005                      By:  /s/ Wolfgang Grabher
                                               -------------------------------
                                           Name:    Wolfgang Grabher
                                           Title:   Chief Executive Officer